EXHIBIT 15

PRIOR PERFORMANCE TABLES

The following prior performance tables provide information relating to the real estate investment programs sponsored by GCA Equity Partners, LLC ('GCA'), Good Steward Capital Management, Inc. ("GSCM") and their respective affiliates, collectively referred to herein as the "Prior Programs". These Prior Programs focus on originating and/or facilitating investments in real estate debt securities. The general investment objectives for all Prior Programs include providing investors with (i) exposure to investment in real estate-related securities with favorable risk-adjusted returns and (ii) current income.

The information presented in the Tables is divided into three Prior Program categories: (1) the GCA program, (2) GSCM program, (3) Secured Real Estate Income Fund I, LLC. This information should be read together with the summary information included in the "MANAGEMENT - Prior Performance Summary" section of this offering circular, which includes a description of the Prior Programs included in the Tables below. These Tables provide information on the performance of private programs only.
The inclusion of the Tables does not imply that we will make investments comparable to those reflected in the Tables or that investors in our shares will experience returns comparable to the returns experienced in the Prior Programs referred to in the Tables. In addition, you may not experience any return on your investment. Please see "Risk Factors" If you purchase our Class A Units, you will not acquire any ownership in any of the Prior Programs to which the Tables relate.
The following tables are included herein:
TABLE I-A Summary Experience in Raising and Investing Funds (GCS and GSCM)
TABLE I-B Summary Experience in Raising and Investing Funds (Secured Real Estate Income Fund I, LLC)
TABLE III-A                             Operating Results of Prior Programs (Historical Investor Returns)(GCS and GSCM)
TABLE III-B                             Operating Results of Prior Programs (Historical Investor Returns)(Secured Real Estate Income Fund I, LLC)

TABLE I-A
EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)

Table I-A presents summarized information showing the experience of GCA and Good Steward Capital Management and their respective affiliates in raising and investing funds for offerings with similar investment objectives that have concluded through March 31, 2016. Information is for all of their respective real estate debt investment programs.  Information is provided as to the manner in which the proceeds of the offerings have been applied. Also set forth is the timing and length of these offerings and information pertaining to the time period over which the proceeds have been invested. All figures are as of March 31, 2016.

	GCA & Affiliates(1)	GSCM(4)	GCA & GSCM Total
Dollar Amount Offered	$ 33,561,301.00 (2)	$ 8,414,800.00 (5)	$41,976,101.00
Percentage Amount Raised	100% (3)	100% (6)	100%
Less Offering Expenses:
Selling Commissions
Organizational Expenses
Other
Reserves
Percent available for investment	100%	100%	100%
Acquisition Costs:
Prepaid items and fees related to acquisition of investments
Cash Down Payment
Acquisition Fees
Other
Total Acquisition Cost
Percent leverage (mortgage financing divided by total acquisition cost)
Date of Offerings	June 2011 - June 2016	Mar 2013 - June 2016	June 2011 - June 2016
Months to invest 90 percent of amount available for investment (measured from the beginning of offering)	0	0	0

(1) The GCA Programs is comprised of 50 separate issues that were specific to separate loans sponsored by GCA or its affiliates. All assets were pre-identified so offering proceeds were invested immediately upon close of the offering. The length of time the offerings were outstanding ranged from 1 day to 2 months.

(2) The total dollar amount offered represents the investments which have been offered by GCA or its affiliates for raises from November 2013 and concluding March 17, 2016.
(3) The percentage amount raised represents 100% of the dollar amount offered.
(4) The GSCM Programs is comprised of 78 separate issues that were specific to separate loans sponsored by GSCM or its affiliates. All assets were pre-identified so offering proceeds were invested immediately upon close of the offering. The length of time the offerings were outstanding ranged from 1 day to 2 months.

(5) The total dollar amount offered represents the investments which have been offered by GSCM or its affiliates for raises from March 2013 and concluding March 17, 2016.
6) The percentage amount raised represents 100% of the dollar amount offered.

TABLE I-B
EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)

Table I-B presents summarized information regarding the raising and investing funds in the Secured Real Estate Income Fund I, LLC from April 1, 2016 to September 30, 2016. Information is for all of the Secured Real Estate Income Fund I, LLC's respective real estate debt investment programs.

TOTAL
Dollar Amount Offered	$30,000,000
Dollar Amount Raised	$1,412,000
Percentage Amount Raised	4.76%
Less Offering Expenses:	$30,000
Selling Commissions
Organizational Expenses
Other
Reserves
Percent available for investment	97.87%
Acquisition Costs:
Prepaid items and fees related to acquisition of investments
Cash Down Payment
Acquisition Fees
Other
Total Acquisition Cost
Percent leverage (mortgage financing divided by total acquisition cost)
Date of Offerings	April 2016 – September 2016
Months to invest 90 percent of amount available for investment (measured from the beginning of offering)	1

TABLE III-A

OPERATING RESULTS OF PRIOR PROGRAMS
(UNAUDITED)

The following tables summarizes the operating results of the prior programs of GCA Equity Partners, LLC (GCA), Good Steward Capital Management (GSCM) and their respective affiliates that have had offerings close during the most recent three-year periods ended June 31, 2016, 2015, 2014 and 2013.  For this program, this table reflects the income or loss of the programs (based on U.S. generally accepted accounting principles ("GAAP")); the cash generated from operations, sales and refinancings.

Operating Results 2013
Income	GCA	GSCM
Income – Interest Payments	$289,546.34	$25,557.27
Income - Lease Income
Income -Other
Total Income
Expenses
Loan Servicing
Prop Expenses (Due Diligence, Legal, Maintenance, Misc.)
Management Fees
Professional Fees- Legal/Consulting
Professional Fees- [ANY]
Commissions on Acquisitions
Bad Debt Expense
Deed in Lieu Incentives
Office Expense- Postage & Bank Fees
Marketing- REO Marketing
Other Expense (includes taxes)
Total Expenses
Proceeds From Sales of Assets (Sale notes and REO)
Income - Sales Proceeds
Proceeds From Sales of Assets (Sale notes and REO)

Total Net Income	$289,546.34	$25,557.27

Operating Results 2014
Income	GCA	GCSM
Income – Interest Payments	$1,245,144	$219,473
Income - Lease Income
Income -Other
Total Income
Expenses
Loan Servicing
Prop Expenses (Due Diligence, Legal, Maintenance, Misc.)
Management Fees
Professional Fees- Legal/Consulting
Professional Fees- [ANY]
Commissions on Acquisitions
Bad Debt Expense
Deed in Lieu Incentives
Office Expense- Postage & Bank Fees
Marketing- REO Marketing
Other Expense (including taxes)
Total Expenses
Proceeds From Sales of Assets (Sale notes and REO)
Income - Sales Proceeds
Proceeds From Sales of Assets (Sale notes and REO)

Total Net Income	$1,245,144	$219,473

Operating Results 2015
Income	GCA	GCSM
Income – Interest Payments	$2,049,089	$236,620
Income - Lease Income
Income -Other
Total Income
Expenses
Loan Servicing
Prop Expenses (Due Diligence, Legal, Maintenance, Misc.)
Management Fees
Professional Fees- Legal/Consulting
Professional Fees- [ANY]
Commissions on Acquisitions
Bad Debt Expense
Deed in Lieu Incentives
Office Expense- Postage & Bank Fees
Marketing- REO Marketing
Other Expense (including taxes)
Total Expenses
Proceeds From Sales of Assets (Sale notes and REO)
Income - Sales Proceeds
Proceeds From Sales of Assets (Sale notes and REO)

Total Net Income	$2,049,089	$236,620

Operating Results 2016 – Jan through June
Income	GCA (1)	GCSM (2)
Income – Interest Payments	$985,955	$179,113
Income - Lease Income
Income -Other
Total Income
Expenses
Loan Servicing
Prop Expenses (Due Diligence, Legal, Maintenance, Misc.)
Management Fees
Professional Fees- Legal/Consulting
Professional Fees- [ANY]
Commissions on Acquisitions
Bad Debt Expense
Deed in Lieu Incentives
Office Expense- Postage & Bank Fees
Marketing- REO Marketing
Other Expense (including taxes)
Total Expenses
Proceeds From Sales of Assets (Sale notes and REO)
Income - Sales Proceeds
Proceeds From Sales of Assets (Sale notes and REO)

Total Net Income	$985,955	$179,113

(1) The GCA Programs is comprised of separate issues that were specific to separate loans sponsored by GCA or its affiliates. All assets were pre-identified so offering proceeds were invested immediately upon close of the offering. All expenses we either paid by GCA or the Borrower and are not paid out of investor capital.  For example, Loan Servicing, Title, and Escrow fees are paid at loan closing by the borrower.

(2) The GSCM Programs is comprised of separate issues that were specific to separate loans sponsored by GCA or its affiliates. All assets were pre-identified so offering proceeds were invested immediately upon close of the offering. All expenses we either paid by GCA or the Borrower and are not paid out of investor capital.  For example, Loan Servicing, Title, and Escrow fees are paid at loan closing by the borrower.

TABLE III-B

OPERATING RESULTS OF PRIOR PROGRAMS
(UNAUDITED)

The following table summarizes the operating results of the Secured Real Estate Income Fund I, LLC for the period April 2016 – September 30 2016.  For this program, this table reflects the income or loss of the programs (based on U.S. generally accepted accounting principles ("GAAP")); the cash generated from operations, sales and refinancings.

Operating Results April – September 2016
Income	TOTAL
Income – Interest Payments	$25,371
Income - Lease Income
Income -Other
Total Income	$25,371
Expenses
Loan Servicing
Prop Expenses (Due Diligence, Legal, Maintenance, Misc.)
Management Fees
Professional Fees- Legal/Consulting	$1000.00
State Notice Filings	$3,900.00
Commissions on Acquisitions
Bad Debt Expense
Deed in Lieu Incentives
Office Expense- Postage & Bank Fees
Marketing- REO Marketing
Other Expense (includes taxes)	$450.00
Total Expenses	$5,350.00
Proceeds From Sales of Assets (Sale notes and REO)
Income - Sales Proceeds
Proceeds From Sales of Assets (Sale notes and REO)

Total Net Income	$20,021